Exhibit 99.1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including delivery of profitable, dynamic growth, growth opportunities for ultrasonic spray technology, retaining and expanding industry leadership and customer base, continuing product diversity, maintaining technological advantage of the Company’s nozzles over those of competitors, including faster return on investment compared to conventional spray systems, enhancing global distribution network, launching successful food industry initiative, establishing market niche for recently developed products, market reception of new spray innovations, maintaining strong net cash position, achieving EBITDA projections, and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this presentation.

Company Overview Sono-Tek Corporation A global technology company committed to providing a world class customer experience. Providing customer-driven ultrasonic spray coating solutions. Capable of delivering profitable, dynamic growth.

Company Highlights Sono-Tek, (SOTK), invented ultrasonic spray technology in the 1970s. Today SOTK is the largest manufacturer of ultrasonic spray coating systems in the world. Thousands of systems sold. Hundreds of customers in six major industries. Customers in dozens of countries worldwide.

How Ultrasonic Nozzles Work Sono-Tek is the originator of ultrasonic spray coating technology, commercializing this science in the 1970s.

Spraying and Coating Technologies More precise, more repeatable, more uniform coatings with minimal waste and no clogging compared to conventional coating techniques.

Electronics & Advanced Energy Applications Printed Circuit Board Fluxing Flip Chip, MEMs Semiconductor Fuel Cells Solar Cells

Ultrasonic Coating Solutions Applications Medical Devices Blood Collection Tubes/Syringes Glass Textiles/Industrial Food

Customer Base Hundres of Multi-National Companies Around the Globe

Worldwide Sales FY2012 Sales by Product Type

Worldwide Sales FY2012 Sales by Market Segment

Worldwide Sales FY2012 Sales by Territory

Global Distribution Network Our extensive global support and distribution network provides factory trained representatives with local language support in dozens of countries worldwide.

Ultrasonic Spraying & Coating Opportunity Historical Perspective

Current Applications

Food Industry Initiative

Recent Technology Developments Core Technology Chemically resistant nozzle materials The use of chemically compatible materials opens up new markets to spray processes that previously used other deposition methods. Designed to resist greater than 30% HCl acid. No compromise in acoustical performance (atomization performance equal to standard materials). Critical to the future TCO market.

February 2013

Recent Technology Developments

Coating Systems for Niche Markets

- ***MediCoat BCC*** **balloon catheter coating system**
  - ✓ *Opens a new market for coating angioplasty drug eluting balloon catheters.*
  - ✓ *Designed to spray drug eluting polymers and solutions similar to already proven spray process with stent coating.*
  - ✓ *Familiar channels to niche medical device markets such as implantable stent and catheter manufacturers.*



- ***ChemCoat*** **inline diffusion acid doping system for PV manufacturing**
  - ✓ *Opens a new market for inline diffusion (phosphoric/ boric acid doping) in PV solar manufacturing.*
  - ✓ *Nearly 100% plastic construction materials enable spraying of acidic materials.*
  - ✓ *Designed for use with solar manufacturing, high volume manufacturing.*
  - ✓ *Inline diffusion increases production efficiency, with no decrease in solar performance.*
  - ✓ *Market entry depends on recovery of solar market.*



SONO•TEK Corporation

SOTK Investor Presentation

18

Ultrasonic Spray Nozzle Innovations Established Spray Shaping Technologies Next Generation Spray Innovations Radial spray nozzle Microprinting nozzle Flat spray nozzle Ceramic nozzle Coated/modified alloys Ultra high frequency nozzle

Strategic Sales Initiatives Programs Implemented to Strengthen SOTK’s Position Worldwide labs up and running in key countries starting to impact sales. New website structured to allow for easy expansion of product lines, as well as increased lead generation and improved SEO results. Increased video campaigning as effective sales tool. Global distribution network continues to expand and upgrade (seven new distributors/reps). Successful implementation of transition from selling ultrasonic nozzles to selling full coating systems. Key technology and product developments.

Why Invest in Sono-Tek (SOTK) Attractive Long Term Opportunity & Market Position Untapped growth potential in multiple markets Significant leadership position in the industry Largest product lines for several different industries using ultrasonic spray Industry leadership with full coating solutions, not just spray nozzles Recently launched new products globally Resources to facilitate growth, including industry leading sales team and technical/service staff Strong established international distributor network. Financial Stability & Operating Leverage Profitable even during economic declines Significant recurring revenue stream Demonstrated ability to grow both revenue and profits Investing in the business in a disciplined manner Continuous improvement in our net cash position Established credit facility available.

FY2012 Highlights Continued strong growth, up 22% to $12M in sales. Record net income of $1.4M, more than double FY2011. Strong cash generation and cash balance. Significant growth in solar energy coating applications. Continued success & growth in implantable medical device coating sales. Expansion of glass line coating applications into new markets/customers. Inroads into transparent conductive oxide coatings, OLED coatings, and food markets that promise to go into new segments.

FY2013 Expectations After three years of strong growth in sales and profits, in 2013 we experienced the impact of the global economic slowdown. For the current fiscal year, we estimate a decline of approximately 20% in sales, but have taken the necessary restructuring and cost reductions to remain profitable. We have confidence in our team and our technology to overcome the recent economic setback and return to pursuing our demonstrated aggressive growth.

Financial Results

Financial Results

Financial Results